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                                                                   Exhibit 21.1

                   NATIONAL BANCSHARES CORPORATION OF TEXAS

                            SCHEDULE OF SUBSIDIARIES


NAME                                   STATE OF INCORPORATION

NBT of Delaware, Inc.                  Delaware

NBC Bank, N.A.                         Texas

NBC Bank                               Texas

NBC Bank--Laredo, N.A.                 Texas

NBC Bank--Central, N.A.                Texas

NBC Holdings--Texas, Inc.              Texas

NBT Securities Holdings, Inc.          Delaware

NBC Financial, Inc.                    Texas
